UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

November 15, 2005

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky 42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

General. As previously reported in a Form 8-K filed on November 14, 2005 with the Securities and Exchange Commission, Boardwalk Pipeline Partners, LP (the “Partnership”) entered into an underwriting agreement on November 8, 2005 (the “Underwriting Agreement”) with Boardwalk Pipelines Holding Corp. (“BPHC”), Boardwalk GP, LP, the general partner of the Partnership (the “General Partner”), Boardwalk GP, LLC, the general partner of the General Partner (“GP LLC”), Boardwalk Pipelines, LLC (the “OLLC”), Boardwalk Operating GP, LLC (the “OLP GP”), Texas Gas Transmission, LLC (“Texas Gas”), GS Pipeline Company, LLC (“GSP”), Gulf South Pipeline Company, LP (“Gulf South”) and Citigroup Global Markets Inc., Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities, LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation, KeyBanc Capital Markets, A Division of McDonald Investments Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 15,000,0000 common units representing limited partner interests in the Partnership (“Common Units”) sold by the Partnership at a price to the public of $19.50 per Common Unit ($18.33 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership granted the underwriters a 30-day option to purchase up to an additional 2,250,000 Common Units (the “Option”) on the same terms as those Common Units sold by the Partnership if the Underwriters sold more than 15,000,000 Common Units in the offering.

The transactions contemplated by the Underwriting Agreement were consummated on November 15, 2005. The proceeds (net of underwriting discounts) received by the Partnership (before expenses) were approximately $275 million. As described in the Prospectus, the Partnership will use the net proceeds of the offering to: (i) pay transaction costs estimated to be $2.4 million (excluding underwriting discounts and structuring fees and net of a reimbursement for certain expenses received from the Underwriters); (ii) provide $21.4 million of additional working capital; and (iii) repay $250.0 million of indebtedness to Loews Corporation (“Loews”).

Long-Term Incentive Plan. On November 8, 2005, the board of directors of GP LLC adopted the Boardwalk Pipeline Partners Long-Term Incentive Plan (the “LTIP”), effective as of November 15, 2005, for employees, consultants and directors of GP LLC and employees and consultants of its affiliates who perform services for the GP LLC or its affiliates. As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated November 8, 2005 (File No. 333-127578), the LTIP consists of four components: (i) restricted units; (ii) phantom units; (iii) unit options; and (iv) unit appreciation rights. The LTIP permits the grant of awards covering an aggregate of 3,525,000 Common Units.

GP LLC’s board of directors in its discretion may initiate, terminate, suspend or discontinue the LTIP at any time with respect to any award that has not yet been granted. GP LLC’s board of directors also has the right to alter or amend the LTIP or any part of the LTIP from time to time, including increasing the number of Common Units that may be granted subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant. A copy of the LTIP is filed as Exhibit 10.9 to the Partnership’s Registration Statement on Form S-1 and is incorporated herein by reference.

Other Agreements. The description of the Contribution Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference. A copy of the Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Relationships. Each of the Partnership, BPHC, the General Partner, GP LLC, Boardwalk Pipelines, LP (the “OLP”), the OLP GP, Texas Gas, GSP, and Gulf South is a direct or indirect subsidiary of Loews. As a result, certain individuals, including officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. As described above, each of the Partnership, BPHC, the General Partner, GP LLC, the OLP GP, the OLLC, Texas Gas, GSP, and Gulf South were parties to the Underwriting Agreement. As described in Item 2.01 below, each of the Partnership, BPHC, the General Partner, GP LLC and the OLP GP are also party to a Contribution Agreement. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Contribution Agreement. As described in the Prospectus, in connection with the consummation of the transactions contemplated by the Underwriting Agreement, on November 15, 2005, the OLP, Texas Gas, GSP and Gulf South became wholly-owned subsidiaries of the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement, dated November 15, 2005, by and among the Partnership, BPHC, the General Partner, GP LLC and the OLP GP (the “Contribution Agreement”). Upon the closing of the transactions contemplated by the Contribution Agreement, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•	The OLLC and its subsidiaries distributed cash and working capital with a value of $115.0 million to BPHC;

•	0.001% of the interest in the OLLC was contributed by BPHC to OLP GP and the OLLC was converted to the OLP, with the OLP GP as its general partner;

•	BPHC contributed a portion of its interest in the OLP to the General Partner;

•	The General Partner contributed its interest the OLP to the Partnership in exchange for 15,240 General Partner Units, which represents a continuation of its 2% general partner interest in the partnership, and the Incentive Distribution Rights described in the Prospectus;

•	BPHC contributed its interests in the OLP GP and the OLP to the Partnership in exchange for 53,256,122 Common Units, 33,093,878 Subordinated Units, the right to receive $42.1 million to reimburse it for certain capital expenditures related to the acquisition of Gulf South, and the assumption of $250.0 million in debt owed by BPHC to Loews Corporation.

A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Offering, the OLP entered into a five-year $200 million revolving credit facility (the “Credit Agreement”). The credit facility may be used for letters of credit and general partnership purposes. The Partnership guaranteed the obligations of the OLP under the Credit Agreement. On November 15, 2005, the Partnership borrowed $42.1 million under the Credit Agreement.

Prepayments. The OLP is allowed to prepay all loans under the credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

Interest. Interest on amounts drawn under the credit facility will be payable at a floating rate equal to an applicable spread per annum over LIBOR or the Base Rate, as defined in the Credit Agreement.

Conditions. The OLP’s ability to borrow amounts under the revolving credit facility will be subject to the execution of customary documentation relating to the facility, including satisfaction of certain customary conditions precedent and compliance with terms and conditions included in the loan documents.

Financial Covenants. The Credit Agreement requires the Partnership to maintain leverage and interest coverage ratios.

The leverage ratio covenant requires the Partnership to maintain, as of the last day of each fiscal quarter, a ratio of total indebtedness, measured as of such last day, to Consolidated EBITDA (as defined in the Credit Agreement), measured for the preceding twelve months, of not more than 5.00 to 1.00. If the Partnership completes an acquisition having a purchase price of $100.0 million or more that otherwise meets the conditions for a qualifying acquisition under the credit facility, the leverage ratio increases to 5.50 to 1.00 for a period of three consecutive fiscal quarters immediately following the consummation of the acquisition.

The interest coverage ratio covenant requires the Partnership to maintain, as of the last day of each fiscal quarter, a ratio of Consolidated EBITDA to cash interest expense, each measured for the preceding twelve months, of not less than 3.00 to 1.00.

Negative Covenants. The Credit Agreement prohibits the Partnership from declaring dividends or distributions if any default or event of default, as defined in the Credit Agreement, occurs or would result from such a declaration. In addition, the Credit Agreement contains covenants limiting the ability of the partnership, the OLP and their subsidiaries to, among other things:

•	incur or guarantee indebtedness;

•	make certain negative pledges and grant certain liens;

•	make certain loans, acquisitions and investments;

•	make any material changes to the nature of its business; or

•	enter into a merger, consolidation or sale of assets.

Events of Default. If an event of default exists under the Credit Agreement, the lenders will be able to terminate the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following will be an event of default under the Credit Agreement:

•	failure to pay any principal, interest, fees, expenses or other amounts when due;

•	failure of any representation or warranty to be true and correct in any material respect;

•	failure to perform or otherwise comply with the covenants in the Credit Agreement or other loan documents, subject to certain grace periods;

•	default by the Partnership or any of its subsidiaries on the payment of any other indebtedness in excess of $25.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;

•	bankruptcy or insolvency events involving the Partnership, the General Partner or the Partnership’s subsidiaries;

•	the entry of, and failure to pay, one or more adverse judgments in excess of a specified amount against which enforcement proceedings are brought or that are not stayed pending appeal;

•	a change in control of the Partnership;

•	the invalidity or unenforceability of any material provision in the Credit Agreement or related documents; and

•	the occurrence of certain events with respect to employee benefit plans subject to ERISA.

A copy of the Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

ITEM 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance by the Partnership on November 15, 2005 in connection with the consummation of the transactions contemplated by the Contribution Agreement of an aggregate of 53,256,122 Common Units and 33,093,878 Subordinated Units to BPHC in exchange for equity interests in the OLP GP and the OLP is incorporated herein by reference.

Each Subordinated Unit will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the agreement of limited partnership of the Partnership, the subordination period will extend until the date two business days after the Partnership meets the financial tests set forth in the agreement of limited partnership of the Partnership.

The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2).

ITEM 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2005, two independent directors, Messrs. Mark L. Shapiro and Thomas Hyland, have been appointed to the board of directors of GP LLC. This appointment was effective upon the closing of the Partnership’s initial public offering on November 15, 2005. Messrs. Shapiro and Hyland have been elected to the audit committee of the GP LLC.

Mr. Shapiro, age 61, has been a private investor since September, 1998. From July 1997 through August 1998, Mr. Shapiro was a Senior Consultant to the Export-Import Bank of the United States. Prior thereto, he was a Managing Director in the investment banking firm of Schroder & Co. Inc. Mr. Shapiro serves on the Board of Directors of W.R. Berkley Corporation, an insurance holding company which, through its subsidiaries, operates in the property casualty insurance business and is the chairman of the Audit Committee of the Board of Directors of W.R. Berkley Corporation.

Mr. Hyland, age 60, has been a private investor since July 5, 2005. From 1980 through July 2005, Mr. Hyland was a partner at PriceWaterhouseCoopers LLP, one of the world’s largest accounting firms.

There is no arrangement or understanding between each of Messrs. Shapiro or Hyland and any other persons pursuant to which he was selected as a director. There are no relationships between any of Messrs. Shapiro or Hyland and GP LLC, the General Partner and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 15, 2005, the Partnership amended and restated its Agreement of Limited Partnership (the “Amended Partnership Agreement”) in connection with the closing of the Offering. A description of the Amended Partnership Agreement is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference.

A copy of the Amended Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP

10.1	Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2005, by and among Boardwalk Pipelines Holding Corp., Boardwalk GP, LLC, Boardwalk Pipeline Partners, LP, Boardwalk Operating GP, LLC, Boardwalk GP, LP, and Boardwalk Pipelines, LLC

10.2	Revolving Credit Agreement, dated as of November 15, 2005, among Boardwalk Pipelines, LP (formerly known as Boardwalk Pipelines, LLC), Boardwalk Pipeline Partners, LP, the several banks and other financial institutions or entities parties to the agreement as lenders, the issuers party to the agreement, Citibank, N.A., as administrative agent for the lenders and the issuers, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and Union Bank of California, N.A., as co-documentation agents, and Citigroup Global Markets Inc. and Wachovia Capital Markets LLC, as joint lead arrangers and joint book managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,

its general partner

	By:	BOARDWALK GP, LLC,

its general partner

		By:	/s/ Jamie L. Buskill

Jamie L. Buskill

Chief Financial Officer

Dated: November 18, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP

10.1	Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2005, by and among Boardwalk Pipelines Holding Corp., Boardwalk GP, LLC, Boardwalk Pipeline Partners, LP, Boardwalk Operating GP, LLC, Boardwalk GP, LP, and Boardwalk Pipelines, LLC

10.2	Revolving Credit Agreement, dated as of November 15, 2005, among Boardwalk Pipelines, LP (formerly known as Boardwalk Pipelines, LLC), Boardwalk Pipeline Partners, LP, the several banks and other financial institutions or entities parties to the agreement as lenders, the issuers party to the agreement, Citibank, N.A., as administrative agent for the lenders and the issuers, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and Union Bank of California, N.A., as co-documentation agents, and Citigroup Global Markets Inc. and Wachovia Capital Markets LLC, as joint lead arrangers and joint book managers